Exhibit 99.1

300 Throckmorton Street Fort Worth, TX 76102

KMG Reports Second Quarter 2018 Financial Results

FORT WORTH, Texas—March 8, 2018—KMG (NYSE: KMG), a global provider of specialty chemicals and performance materials, today announced financial results for the fiscal 2018 second quarter ended January 31, 2018.

2018 Second Quarter Financial Highlights

•	Sales increased 44% from the second quarter of last year to a record $113.9 million.
•	GAAP diluted earnings per share increased 200% to $1.59 from $0.53 per diluted share in the second quarter of fiscal 2017.
•

Adjusted diluted earnings per share[1] were a record $1.04 compared to $0.57 per share reported in the second quarter of last year. Among other items, adjusted EPS exclude an $11.0 million benefit from recent U.S. tax reform.

•	GAAP net income increased to a record $25.3 million, compared to $6.5 million in the second quarter of last year.
•	Adjusted EBITDA[2] was a record $29.4 million, up 124% from $13.1 million in the second quarter of fiscal 2017.

“KMG’s record second quarter results reflect broad-based growth across our businesses, significant contributions from recent acquisitions and our disciplined focus on execution,” said Chris Fraser, KMG chairman and CEO. “Supported by our continued strong financial performance and reduction in leverage from our recent equity offering, we successfully repriced our outstanding debt during the second quarter, generating substantial interest expense savings.”

Mr. Fraser continued, “Second quarter sales in our electronic chemicals segment increased 6% year-over-year to a record $73.9 million, driven by growth in each of our major geographic regions. Segment operating income and margins also reached record levels in the second quarter, reflecting a favorable product mix and gains in operational efficiency.

“Our performance materials segment generated record sales and operating income in the second quarter, fueled by contributions from Flowchem and Sealweld, as well as growth in our industrial lubricants and wood treating chemicals businesses. Addressing key growth opportunities in the pipeline and energy markets, our pipeline performance business benefited from growing demand for our value-added products and services that enhance pipeline integrity and safety, as well as optimize pipeline throughput and performance. Our wood treating chemicals business also performed well, aided in part by the need to replace storm-damaged utility poles.”

Mr. Fraser concluded, “Considering our solid financial performance in the first half of fiscal 2018, as well as our expectations for continued growth in the second half of the year, we are increasing our fiscal 2018 sales forecast to $445-455 million, from $435-450 million

[1] Non-U.S. GAAP measure. See Table 2 for reconciliation. Non-U.S. GAAP measure. See Table 2 for reconciliation.
[2]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

previously, and increasing our fiscal 2018 adjusted EBITDA guidance to $114-118 million, from $110-115 million.”

Consolidated results

Second quarter	Fiscal 2018		Fiscal 2017
Dollars in thousands, except EPS	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[3]	(GAAP)	(non-GAAP)[4]
Net sales	$113,851	$113,851	$79,071	$79,071
Operating income	21,730	25,635	9,040	9,857
Operating margin	19.1%	22.5%	11.4%	12.5%
Net income	25,337	16,618	6,486	7,017
Diluted earnings per share	$1.59	$1.04	$0.53	$0.57

Six months ended January 31	Fiscal 2018 YTD		Fiscal 2017 YTD
Dollars in thousands, except EPS	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[5]	(GAAP)	(non-GAAP)[6]
Net sales	$224,515	$224,515	$155,566	$155,566
Operating income	41,810	49,126	17,720	18,670
Operating margin	18.6%	21.9%	11.4%	12.0%
Net income	31,187	27,746	12,227	12,844
Diluted earnings per share	$2.18	$1.94	$1.00	$1.05

3 Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

4 Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

5 Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

6 Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Business segment results

Electronic Chemicals	Second Quarter	Second Quarter	First Half	First Half
Dollars in thousands	Fiscal 2018	Fiscal 2017	Fiscal 2018	Fiscal 2017
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$73,924	$69,766	$147,732	$136,688
Operating income	12,730	9,583	23,988	17,644
Operating margin	17.2%	13.7%	16.2%	12.9%

For the second fiscal quarter, the Electronic Chemicals segment reported:

•	Sales of $73.9 million, up 6% from the second quarter of fiscal 2017. Sales grew in each geographic region.
•

Operating income of $12.7 million, up 32.8% from $9.6 million in the same period of fiscal 2017. Operating income increased due to higher sales, product mix and operational efficiencies. Operating margin improved to 17.2% compared to 13.7% in the prior-year period.

•	Adjusted EBITDA[3] of $15.0 million compared to $12.2 million last year.

Performance Materials

The Performance Materials segment consists of the pipeline performance business and the wood treating chemicals business.

Performance Materials	Second Quarter	Second Quarter	First Half	First Half
Dollars in thousands	Fiscal 2018	Fiscal 2017	Fiscal 2018	Fiscal 2017
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$39,927	$9,305	$76,783	$18,878
Operating income	12,810	3,023	24,394	6,704
Operating margin	32.1%	32.5%	31.8%	35.5%

For the second fiscal quarter, the Performance Materials segment reported:

•

Sales of $39.9 million versus $9.3 million in the same period a year ago. Sales growth reflected contributions from Flowchem and Sealweld, as well as product volume growth in both industrial lubricants and wood treating chemicals.

•	Operating income of $12.8 million compared to $3.0 million last year. The increase in operating income reflected contributions from Flowchem and Sealweld, as well as

[3]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

product volume growth in both industrial lubricants and wood treating chemicals. Segment operating margins were 32.1%, compared to 32.5% in the second quarter of 2017, primarily due to higher depreciation and amortization expense related to the acquisitions of Flowchem and Sealweld.

•	Adjusted EBITDA[4] of $17.1 million versus $3.2 million last year.

Fiscal 2018 Outlook

•	Sales: We increase our fiscal 2018 consolidated net sales forecast to $445-455 million, from our prior guidance of $435-450 million.
•

Adjusted EBITDA: We increase our adjusted EBITDA forecast to $114-118 million, from our prior guidance of $110-115 million, reflecting stronger growth expectations in both our electronic chemicals and performance materials segments. Our revised fiscal 2018 adjusted EBITDA forecast includes approximately $8.0 million in stock-based compensation expense, compared to our prior estimate of approximately $6.5 million.

•	Depreciation and Amortization: Depreciation and amortization expense is forecast to be approximately $31 million.
•	Capital Expenditures: Capital expenditures are forecast to be approximately $29 million, in line with our prior estimate, and include a portion of our planned capital investment in Singapore.

With respect to the Company’s full year guidance of Adjusted EBITDA, the Company is not able to provide a reconciliation of these fiscal 2018 non-GAAP financial measures to the most comparable GAAP measure without unreasonable efforts; certain items that are included have not yet occurred and cannot be reasonably predicted, and, accordingly, the probable significance of such items cannot be determined at this time. The most comparable GAAP measure and reconciling information that is unavailable, or not reasonably predictable, would include restructuring and realignment charges and acquisition and integration-related expenses.

Conference call

Date: Thursday March 8, 2018

Time: 5:00 p.m. ET

Dial in: 844-316-8066 or 703-736-7353

Conference ID: 1178959

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

[4]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 8:00 p.m. ET on March 8, 2018. To access the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) using conference ID 1178959.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals and performance materials for the semiconductor, industrial wood preservation and pipeline and energy markets. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Net sales	$113,851	$79,071	$224,515	$155,566
Cost of sales	64,597	47,869	128,780	94,681
Gross profit	49,254	31,202	95,735	60,885

Distribution expenses	8,680	9,770	18,122	18,872
Selling, general and administrative expenses	14,999	11,867	28,338	23,233
Amortization of intangible assets	3,885	525	7,396	1,060
Restructuring charges	(40)	−	69	−
Operating income	21,730	9,040	41,810	17,720
Other (expense) income
Interest expense, net	(5,086)	(172)	(13,180)	(349)
Loss on the extinguishment of debt	(1,916)	−	(6,091)	−
Derivative fair value gain	3,024	−	3,873	−
Other, net	(596)	(285)	(777)	(55)
Total other (expense) income, net	(4,574)	(457)	(16,175)	(404)

Income before income taxes	17,156	8,583	25,635	17,316
Provision for income taxes	8,181	(2,097)	5,552	(5,089)
Net income	$25,337	$6,486	$31,187	$12,227
Earnings per share:
Net income per common share basic	$1.64	$0.55	$2.24	$1.03
Net income per common share diluted	$1.59	$0.53	$2.18	$1.00
Weighted average shares outstanding:
Basic	15,495	11,882	13,923	11,881
Diluted	15,903	12,293	14,285	12,203

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	January 31,	July 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$21,966	$20,708
Accounts receivable
Trade, net of allowances of $237 at January 31, 2018 and $263 at July 31, 2017	54,339	51,168
Other	4,721	6,168
Inventories, net	49,534	46,482
Prepaid expenses and other	7,751	8,617
Total current assets	138,311	133,143

Property, plant and equipment, net	108,954	105,435
Goodwill	230,214	224,391
Intangible assets, net	307,528	320,401
Other assets, net	11,176	9,061
Total assets	$796,183	$792,431

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$32,496	$29,570
Accrued liabilities	10,686	12,456
Employee incentive accrual	3,679	7,713
Current portion of long-term debt	−	3,167
Total current liabilities	46,861	52,906

Long-term debt	337,048	523,102
Deferred tax liabilities	22,852	37,944
Other long-term liabilities	5,350	4,763
Total liabilities	412,111	618,715

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	−	−
Common stock, $.01 par value, 40,000,000 shares authorized, 15,503,290 shares issued and outstanding at January 31, 2018 and 11,889,649 shares issued and outstanding at July 31, 2017	155	119
Additional paid-in capital	218,001	42,535
Accumulated other comprehensive loss	(5,222)	(9,712)
Retained earnings	171,138	140,774
Total stockholders’ equity	384,072	173,716
Total liabilities and stockholders’ equity	$796,183	$792,431

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Six Months Ended
	January, 31
	2018	2017
Cash flows from operating activities
Net income	$31,187	$12,227
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,695	7,048
Loss on extinguishment of debt	6,091	−
Stock-based compensation expense	3,593	3,087
Amortization of debt discounts and financing costs included in interest expense	828	−
Debt repricing transaction costs	602	−
Deferred income tax expense	(11,780)	(821)
Derivative fair value gain	(3,873)	−
Other	(77)	53
Changes in operating assets and liabilities
Accounts receivable — trade	(2,041)	(2,585)
Accounts receivable — other	1,554	1,846
Inventories	(2,272)	1,002
Other current and noncurrent assets	442	(302)
Accounts payable	2,579	951
Accrued liabilities and other	(5,293)	(3,083)
Net cash provided by operating activities	36,235	19,423

Cash flows from investing activities
Additions to property, plant and equipment	(9,030)	(5,310)
Other investing activities	(1,262)
Proceeds − insurance claim	−	250
Net cash used in investing activities	(10,292)	(5,060)

Cash flows from financing activities
Proceeds from sale of common stock, net of issuance costs	175,669	−
Borrowings under credit facility	−	17,000
Payments under credit facility	−	(11,800)
Principal payments on borrowings on term loan	(196,000)	−
Debt repricing transaction costs	(602)	−
Payment of dividends	(822)	(709)
Cash payments related to tax withholdings from stock-based awards	(3,729)	(277)
Net cash provided by (used in) financing activities	(25,484)	4,214

Effect of exchange rate changes on cash	799	(418)

Net increase in cash, cash equivalents and restricted cash	1,258	18,159
Cash, cash equivalents and restricted cash at beginning of period	20,708	13,428
Cash, cash equivalents and restricted cash at end of period	$21,966	$31,587

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED ADJUSTED EBITDA

(in thousands)	Second Quarter Fiscal 2018	Second Quarter Fiscal 2017
Consolidated GAAP net income	$25,337	$6,486
Add back:
Interest expense, net	5,086	172
Income taxes	(8,181)	2,097
Depreciation & amortization	7,586	3,496
Loss on the extinguishment of debt	1,916	−
Derivative fair value gain	(3,024)	−
Debt repricing transaction costs	602	−
Acquisition & integration expenses	119	501
Corporate relocation expense	−	316
Restructuring charges, excluding accelerated depreciation	(40)	−
Consolidated adjusted EBITDA	$$29,401	$13,068

(in thousands)	Six Months Ended Jan. 31, 2018	Six Months Ended Jan. 31, 2017
Consolidated GAAP net income	$31,187	$12,227
Add back:
Interest expense, net	13,180	349
Income taxes	(5,552)	5,089
Depreciation & amortization	14,695	7,048
Loss on the extinguishment of debt	6,091	−
Derivative fair value gain	(3,873)	−
Debt repricing transaction costs	602	−
Acquisition & integration expenses	530	584
Corporate relocation expense	−	366
Restructuring charges, excluding accelerated depreciation	69	−
Consolidated adjusted EBITDA	$56,929	$25,663

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 1A

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

Second Quarter Fiscal 2018	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$12,730	$12,810	$(3,810)	$21,730
Other income (expense)	(434)	(23)	(139)	(596)
Depreciation and amortization	2,760	4,287	539	7,586
Acquisition & integration expenses	—	36	83	119
Debt repricing costs	—	—	602	602
Restructuring charges	(40)	—	—	(40)
Adjusted EBITDA	15,016	17,110	(2,725)	29,401
Corporate allocation	3,150	1,982	(5,132)	—
Adjusted EBITDA excl. corporate allocation	$18,166	$19,092	$(7,857)	$29,401

Six Months Ended January 31, 2018	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$23,988	$$24,394	$(6,572)	$41,810
Other income (expense)	(583)	55	(249)	(777)
Depreciation and amortization	5,554	8,168	973	14,695
Acquisition & integration expenses	—	97	433	530
Debt repricing transaction costs	—	—	602	602
Restructuring charges	69	—	—	69
Adjusted EBITDA	29,028	32,714	(4,813)	56,929
Corporate allocation	6,069	3,929	(9,998)	—
Adjusted EBITDA excl. corporate allocation	$35,097	$36,643	$(14,811)	$56,929

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Second Quarter Fiscal 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$9,583	$3,023	$(3,566)	$9,040
Other income (expense)	(148)	(75)	(62)	(285)
Depreciation and amortization	2,793	285	418	3,496
Acquisition & integration expenses	—	—	501	501
Corporate relocation expense	—	—	316	316
Adjusted EBITDA	12,228	3,233	(2,393)	13,068
Corporate allocation	3,329	842	(4,171)	—
Adjusted EBITDA excl. corporate allocation	$15,557	$4,075	$(6,564)	$13,068

Six Months Ended January 31, 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$17,644	$6,704	$(6,628)	$17,720
Other income (expense)	163	(99)	(119)	(55)
Depreciation and amortization*	5,645	572	831	7,048
Acquisition & integration expenses	—	—	584	584
Corporate relocation expense	—	—	366	366
Adjusted EBITDA	23,452	7,177	(4,966)	25,663
Corporate allocation	6,658	1,684	(8,342)	—
Adjusted EBITDA excl. corporate allocation	$30,110	$8,861	$(13,308)	$25,663

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands)

	Three Months Ended
	January 31,
	2018	2017
Net income	$25,337	$6,486
Items impacting pre-tax income:
Impact of the Tax Cuts and Jobs Act	(11,005)	−
Acquisition & integration expenses	119	501
Corporate relocation expense	−	316
Restructuring charges	(40)	−
Derivative fair value gain	(3,024)	−
Amortization of Flowchem intangible assets	3,224	−
Loss on the extinguishment of debt	1,916	−
Debt repricing transaction costs	602	−
Amortization of debt discounts and financing costs	335	−
Income taxes*	(846)	(286)
Adjusted net income	$16,618	$7,017
Adjusted diluted earnings per share	$1.04	$0.57
Weighted average diluted shares outstanding	15,903	12,293

*For the three months ended January 31, 2018, represents the aggregate tax-effect assuming a 27% tax rate of the items impacting pre-tax income, which is our estimated U.S. statutory federal tax rate for fiscal year 2018 following the enactment of the Tax Cuts and Jobs Act in December 2017. For the three months ended January 31, 2017, represents the aggregate tax-effect assuming a 35% tax rate of items impacting pre-tax income.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

	Six Months Ended
	January 31,
	2018	2017
Net income	$31,187	$12,227
Items impacting pre-tax income:
Impact of the Tax Cuts and Jobs Act	(11,005)	−
Acquisition & integration expenses	530	584
Corporate relocation expense	−	366
Restructuring charges	69	−
Derivative fair value gain	(3,873)	−
Amortization of Flowchem intangible assets	6,115	−
Loss on the extinguishment of debt	6,091	−
Debt repricing transaction costs	602	−
Amortization of debt discounts and financing costs	828	−
Income taxes*	(2,798)	(332)
Adjusted net income**	$27,746	$12,845
Adjusted diluted earnings per share**	$1.94	$1.05
Weighted average diluted shares outstanding	14,285	12,203

* For the six months ended January 31, 2018, represents the aggregate tax-effect assuming a 27% tax rate of the items impacting pre-tax income, which is the estimated blended statutory tax rate for fiscal year 2018. For the six months ended January 31, 2017, represents the aggregate tax-effect assuming a 35% tax rate of items impacting pre-tax income.

** Adjusted net income and adjusted diluted earnings per share for the first quarter of fiscal 2018, which are included in the six months ended January 31, 2018, have been adjusted to reflect the assumed 27% tax rate for fiscal year 2018.

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2018	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$21,730	19.1%	$25,337	$$1.59
Amortization of Flowchem intangible assets	3,224	2.8%	2,354	0.15
Debt repricing transaction costs	602	0.5%	439	0.03
Acquisition & integration expenses	119	0.1%	87	0.01
Restructuring charges	(40)	0.0%	(30)	(0.01)
Impact of the Tax Cuts and Jobs Act	—	—	(11,005)	(0.69)
Derivative fair value gain	—	—	(2,208)	(0.14)
Loss on the extinguishment of debt	—	—	1,399	0.09
Amortization of debt discounts and financing costs	—	—	245	0.01
Non-GAAP measure	$25,635	22.5%	$16,618	$1.04

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Six Months Ended January 31, 2018	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$41,810	18.6%	$31,187	$2.18
Amortization of Flowchem intangible assets	6,115	2.7%	4,464	0.31
Debt repricing transaction costs	602	0.3%	439	0.03
Acquisition & integration expenses	530	0.2%	387	0.03
Restructuring charges	69	0.1%	51	0.01
Impact of the Tax Cuts and Jobs Act	—	—	(11,005)	(0.77)
)Loss on the extinguishment of debt	—	—	4,446	0.31
Derivative fair value gain	—	—	(2,827)	(0.20)
Amortization of debt discounts and financing costs	—	—	604	0.04
Non-GAAP measure	$49,126	21.9%	$27,746	$1.94

Second Quarter Fiscal 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$9,040	11.5%	$6,486	$0.53
Acquisition & integration expenses	501	0.6%	326	0.02
Corporate relocation expense	316	0.4%	205	0.02
Non-GAAP measure	$9,857	12.5%	$7,017	$0.57

Six Months Ended January 31, 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$17,720	11.4%	$12,227	$1.00
Acquisition & integration expenses	584	0.4%	380	0.03
Corporate relocation expense	366	0.2%	238	0.02
Non-GAAP measure	$18,670	12.0%	$12,845	$1.05

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG